Exhibit 99.2

BIG HEART PET BRANDS IS THE NEW NAME FOR DEL MONTE FOODS’ PET PRODUCTS BUSINESS; NOW LARGEST STANDALONE PET PRODUCTS COMPANY IN

NORTH AMERICA

Company Now Focused on Nurturing the Bond between Pets and the People Who Love them

Portfolio Includes Best-Loved Brands Milk-Bone®, Meow Mix®, Natural Balance®, Kibbles ‘n Bits®, 9Lives®, Milo’s Kitchen®, among others

(San Francisco) [Feb. 19, 2014] – Today, Big Heart Pet Brands, previously Del Monte Foods’ (DMF) Pet Products business, announces its launch as the largest standalone pet food and snacks company in North America. The creation of Big Heart Pet Brands follows the company’s sale of its Consumer Products division to Del Monte Pacific Limited (DMPL). The sale to DMPL closed on February 18, 2014.

The new name reflects the company’s singular focus on the pet products market and underscores the company’s purpose: nurturing the bond between pets and the people who love them – making every day special. Big Heart Pet Brands will continue to deliver iconic and loved brands that cats and dogs love, including Milk-Bone®, Meow Mix®, Natural Balance®, Kibbles ‘n Bits®, 9Lives®, Milo’s Kitchen®, Pup-Peroni®, Nature’s Recipe®, Canine Carry Outs®, Gravy Train® and other brand names.

“As a standalone pet products company, Big Heart Pet Brands will be singularly focused on capturing growth opportunities in the expanding $21 billion pet products category,” said Dave West, president and chief executive officer, Big Heart Pet Brands. “We are uniquely positioned with a powerful and broad pet portfolio, strong position in key pet food categories, robust business fundamentals and a commitment to creating a better future for pets by nurturing the bond between pets and the people who love them.”

“The pet products market is ripe for the fresh perspective and focus that Big Heart Pet Brands will bring to it,” said James M. Kilts, chairman of the board, Big Heart Pet Brands, and consumer packaged goods (CPG) industry veteran. “Dave and the Big Heart Pet Brands team are talented, dynamic, consumer goods experts with a big opportunity to move the company forward as a category leader.”

As chief executive of Big Heart Pet Brands, West is a respected leader in the CPG industry, with more than 25 years of experience. He joined Del Monte Foods in 2011 after a decade-long career at The Hershey Company, which culminated in his role as president and chief executive officer from December 2007 to May 2011. After joining Del Monte Foods as chief executive in 2011, West defined a new strategy, go-to-market structure and world-class consumer-insights approach, shaping the company for future growth.

The Big Heart Pet Brands leadership team is comprised of seasoned CPG industry veterans with significant experience from past senior positions with companies like Kraft Foods, Campbell’s Soup Company, PepsiCo, The Clorox Company, Gillette and Procter & Gamble, among others.

Big Heart Pet Brands will leverage its scale, resources and singular pet products focus to provide innovative, insights-driven, category-leading pet products to the specialty, independent pet, mass and grocery markets.

“Every pet has a right to balanced nutrition, and so our promise is quality, accessible pet food and treats,” added West. “We know that healthy, happy pets can make lives fuller.”

Big Heart Pet Brands will remain headquartered in San Francisco, CA and continue to have office presences in Pittsburgh, PA and Burbank, CA. The company will also maintain its existing pet food and snack manufacturing plants and distribution centers, and sales offices.

For more information about Big Heart Pet Brands, view an infographic fact sheet, a video about the brand and a video about the company’s focus and strategy.

About Big Heart Pet Brands

Big Heart Pet Brands is the largest standalone producer, distributor and marketer of premium quality, branded pet food and pet snacks for the U.S. retail market. The company’s brands include Meow Mix®, Kibbles ‘n Bits®, Milk-Bone®, 9Lives®, Natural Balance®, Pup-Peroni®, Gravy Train®, Nature’s Recipe®, Canine Carry Outs®, Milo’s Kitchen® and other brand names. Big Heart Pet Brands’ portfolio enjoys strong U.S. market share, and is #1 in the dog snacks category, #2 in Dry/Wet Cat and #3 in Dry Dog.

Big Heart Pet Brands doesn’t believe in just owning pets. It believes in loving them. The company is committed to the well-being of pets and the people who love them. With a focus on nourishing the bodies and spirits of cats and dogs, Big Heart Pet Brands makes quality products that meet pets’ needs and exceed pet parents’ expectations. Its portfolio of brands, with a foundation in food and treats, caters to every pet life stage and every family’s budget through the availability and accessibility of its products.

For more information, visit the Big Heart Pet Brands website at www.bigheartpet.com.

Contacts:

Annalise Carol, Brunswick Group for Big Heart Pet Brands, 212-333-3810, acarol@brunswickgroup.com Chrissy Trampedach, Big Heart Pet Brands, 415-247-3420, media.relations@bigheartpet.com

###

2